Exhibit 10.2

DEMAND PROmissory Note

ISSUER:	FOCUS GOLD CORPORATION
(the “Debtor”)

HOLDER:	LEIF WIMMER
(the “Holder”)

DATE:	SEPTEMBER 19, 2011

FOR VALUE RECEIVED, the Debtor hereby acknowledges itself indebted to, and promises to pay to the Holder in wire of immediately available funds, the principal sum of SEVENTY THOUSAND DOLLARS (US$70,000) (the “Principal”) in the manner set forth herein.

1.	The Debtor shall pay all Principal, Fees and Interest without setoff or counterclaim and with deduction or withholding for or on account of any present or future taxes, levies, duties, imports or other charge of any kind.

2.	The entire unpaid Principal and Commitment Arrangement and Placement fees of $35,000 ($17,500 per month less any interest) owing by the Debtor to the Holder evidenced hereby and all Interest (as defined herein) accrued thereon shall forthwith become due and payable on the earliest of:

(a)	Upon demand after November 19, 2011;

(b)	immediately upon demand by the Holder if (i) the Debtor makes default in the observance or performance of any written covenant or undertaking heretofore or hereafter given by the Debtor to the Holder, whether contained herein, in the Acquisition Agreement or not; (ii) the Debtor makes default in payment of any indebtedness or liability of the Debtor to the Holder when due whether hereunder or not; (iii) the Debtor shall default in the observance or performance of any provision relating to indebtedness of the Debtor to any creditor other than the Holder and thereby enables such creditor to demand payment of such indebtedness; (iv) an order is made or a resolution passed for the winding-up of the Debtor, or a petition is filed for the winding-up of the Debtor; (v) the Debtor becomes insolvent or makes an assignment in bankruptcy or a bulk sale of its assets or a bankruptcy petition is filed or presented against the Debtor; (vi) any proceedings with respect to the Debtor are commenced under any creditor protection, bankruptcy or insolvency legislation applicable to the Debtor; (vii) a judgment, execution or any other similar process of any court becomes enforceable against the Debtor or a distress or analogous process is levied upon the property of the Debtor or any part thereof; (viii) the Debtor shall permit any sum which has been admitted as due by the Debtor or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the property of the Debtor to remain unpaid for ten (10) days after proceedings have been taken to enforce the same; (ix) the Debtor ceases or threatens to cease to carry on its business or commits or threatens to commit any act of bankruptcy; (x) any licences, permits or approvals required by any law, regulation or governmental policy or by any governmental agency or commission for the operation by the Debtor of its business shall be withdrawn or cancelled; or (xi) any representation or warranty made by the Debtor or any of its officers, employees or other agents to the Holder (whether herein, in the Acquisition Agreement or otherwise) should be false or inaccurate in any material respect.

3.	The outstanding Principal shall bear interest at the rate of 2% per month calculated monthly and compounded monthly (the “Interest”) and payable (in cash) at maturity.

4.	A Commitment Arrangement and Placement Fee equal to $17,500 per month less interest payable.

5.	If repaid in its entirety prior to November 14, 2011, the Company must repay all interest plus 2 months of principal and Commitment Arrangement and Placement fees ($35,000 less accrued interest).

6.	The first use of proceeds of any dollar financed above $200,000 by the Company whether through equity through equity or debt shall be for retirement of this Note in whole or in part.

7.	This Promissory Note shall remain an obligation of the Debtor until the Principal and the Fees and Interest then accrued or owing thereon has been fully satisfied by the Debtor.

8.	This Promissory Note shall be governed by the laws of UK, which laws shall be applicable to the interpretation, construction and enforcement thereof.

9.	A waiver by the Holder of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. The Debtor hereby expressly waives presentment, demand, and protest, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the time of payment or any other provision hereof.

10.	This Promissory Note may only be assigned, transferred, changed or modified by agreement in writing signed by the Holder or its heirs, executors, administrators, successors or assigns and the Debtor or its successors or assigns, and the provisions hereof shall bind and enure to the benefit of the respective heirs, executors, administrators, successors and assigns of the Holder and the Debtor.

IN WITNESS WHEREOF the Debtor has executed this Promissory Note as of the date first set forth above.

FOCUS GOLD CORPORATION

Per: /s/Grant W. White
Grant W. White
Title: Director and CEO

I have authority to bind the Debtor